Exhibit 99.2

Exhibit 2

POWER OF ATTORNEY

FOR CERTAIN REGULATORY FILINGS

INCLUDING CERTAIN FILINGS

UNDER THE SECURITIES EXCHANGE ACT OF 1934

AND THE INVESTMENT ADVISERS ACT OF 1940

I, David E. Shaw, hereby make, constitute, and appoint each of

Adam Deaton,

Anne Dinning,

Edward Fishman,

Alexis Halaby,

Edwin Jager,

Martin Lebwohl,

Daniel Marcus,

Anoop Prasad,

Maximilian Stone, and

David Sweet,

acting individually in such person’s capacity as an employee of D. E. Shaw & Co., L.P. or one of its subsidiaries, as my agent and attorney-in-fact, with full power of substitution, for the purpose of, from time to time, (i) executing in my name, in my capacity as President of D. E. Shaw & Co., Inc. (acting for itself or as the general partner of D. E. Shaw & Co., L.P. and general partner, managing member, or manager of other entities, any of which in turn may be acting for itself or other entities), all documents, certificates, instruments, statements, other filings, and amendments to the foregoing (collectively, “documents”) determined by such person to be necessary or appropriate to comply with any registration or regulatory disclosure requirements and/or ownership or control-person reporting requirements imposed by any U.S. or non-U.S. governmental or regulatory authority, including without limitation Form ADV, Forms 3, 4, 5, and 13F, and Schedules 13D and 13G required to be filed with the U.S. Securities and Exchange Commission, and/or (ii) delivering, furnishing, or filing, in each case whether themself or through their designee, any such documents to or with the appropriate governmental or regulatory authority.  Any such determination shall be conclusively evidenced by such person’s execution of, and/or their (or their designee’s) delivery, furnishing, and/or filing of, the applicable document.

This power of attorney shall be valid as of the date set forth below and replaces the power granted on March 1, 2017, which is hereby cancelled.  Furthermore, this power of attorney shall be valid with respect to any particular individual set forth above only for so long as such person remains employed by D. E. Shaw & Co., L.P. or one of its subsidiaries.

IN WITNESS HEREOF, I have executed this instrument as of the date set forth below.

Date:   August 1, 2024

/s/ David E. Shaw

David E. Shaw,

as President of D. E. Shaw & Co., Inc.